EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260266) and Form S-8 (Nos. 333-261401, 333-264744, and 333-270092) of Nerdy Inc. of our report dated February 27, 2024 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 27, 2024